UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

PUREBASE CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-55517	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8625 State Hwy, 124

Ione, CA 95640

(Address of principal executive offices)

(855) 743-6478

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1 - Registrant’s Business and Operations Item

1.01 Entry into a Material Definitive Agreement.

On April 1, 2020 Purebase Corporation,, a Nevada corporation (the “Company”), executed and delivered a Purchase and Sale Agreement with Bremer Family 1995 Living Family Trust (the “Seller”) pursuant to which the Company will purchase the land known as the Snow White Mine. The property, located in San Bernardino County, California, consists of approximately 80 acres together with all mineral rights. The purchase price for the property is $836,000, to be paid within the next two years plus 5% interest thereon.

John Bremer, a director of the Company, is the executor of the Seller. The Seller owns approximately 19% of the issued and outstanding shares of the Company.

The Company previously had certain rights to the Snow White property but in September 2019 discontinued any and all mining activities at this property.

The Purchase and Sale Agreement with the Seller contains customary representations and warranties from the Seller. Said representations and warranties survive for 18 months after closing. The Company is entitled to indemnification for breaches by the Seller of its representations and warranties provided the Company incurs in excess of $25,000 of claims.

The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.13 and incorporated herein in its entirety by reference.

Item 7.01 Regulation FD Disclosure.

On April 2, 2020, the Company issued a press release with respect to the proposed acquisition of the Snow White property. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

The information in this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward looking statements include, without limitation, statements relating to projected industry growth rates, the Company’s current growth rates and the Company’s present and future cash flow position. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.13	Purchase and Sale Agreement dated as of April 1, 2020, by and between Bremer Family 1995 Living Family Trust and Purebase Corporation

99.1	Press Release dated April 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2020	PUREBASE CORPORATION

	By:	/s/ A. Scott Dockter
A. Scott Dockter
Chief Executive Officer